UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2010
DENBURY RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12935	20-0467835

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 Tennyson Parkway, Suite 1200, Plano, Texas	75024

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 673-2000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     On April 30, 2010, Denbury Resources Inc. (“Denbury”), the ultimate parent of the general partner of Encore Energy Partners LP (“ENP”), and ENP announced that they intend to explore a broad range of strategic alternatives to enhance the value of ENP’s common units, including, but not limited to, those involving a possible merger, sale, or other transaction involving ENP, Denbury’s interest in the general partner, or all or part of the ENP common units that Denbury owns.
     There is no assurance that a review of strategic alternatives will result in the proposal or completion of any transaction with acceptable terms. Denbury and ENP do not expect to update the market with any further information on the process unless and until disclosure is deemed appropriate.
     The information being furnished pursuant to Item 7.01 of this Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise be subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits
          The exhibit listed below is being furnished pursuant to Item 7.01 of this Form 8-K.
99.1	Press Release dated April 30, 2010 regarding ENP’s strategic alternatives.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENBURY RESOURCES INC.
Date: May 6, 2010	By:	/s/ Mark C. Allen
Mark C. Allen
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 30, 2010 regarding ENP’s strategic alternatives.